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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Northern States Power Company on Form S-4 of our report on Black Mountain Gas Company as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997, dated January 16, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP
Phoenix, Arizona

April 21, 1998